UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 4, 2018

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000	77007
Houston, Texas	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2018, Kirby Corporation entered into a Securities Purchase Agreement (the “Agreement”) with the owners of Higman Marine, Inc. and affiliated companies (“Higman”), pursuant to which Kirby has agreed to purchase Higman for approximately $419 million in cash, subject to post-closing adjustments.  Higman operates a fleet of tank barges transporting petrochemicals, refined petroleum products, crude oil, natural gas condensate and black oil on the Mississippi River System and the Gulf Intracoastal Waterway for large midstream and global integrated oil companies.  The Higman fleet consists of 159 inland tank barges with 4.8 million barrels of capacity and 75 inland towboats.  The purchase will be financed through borrowings.

The Agreement contains customary representations, warranties, covenants and conditions and Kirby and the sellers have agreed to indemnify each other, subject to certain limitations, for breaches of the Agreement.

Item 7.01.	Regulation FD Disclosure.

On February 4, 2018, Kirby issued a press release announcing the Agreement described in Item 1.01 and on February 5, 2018, held a conference call to discuss the acquisition.  A copy of the press release and a slide presentation used during the conference call are furnished with this report as Exhibit 99.1 and Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release of Kirby Corporation dated February 4, 2018.

99.2	Slide presentation for February 5, 2018 conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

	By:	/s/ David W. Grzebinski
David W. Grzebinski
President
and Chief Executive Officer
Dated: February 7, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	—	Press release of Kirby Corporation dated February 4, 2018.

99.2	—	Slide presentation for February 5, 2018 conference call.